Exhibit 11.4

7205 W. Central Avenue Toledo, OH 43617 419.841.8521 www.probank.com

Consent of ProBank Austin

We consent to the inclusion in this proxy statement/offering circular of our fairness opinion letters dated February 4, 2021 and July 8, 2021.

ProBank Austin

July 14, 2021

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